SUB-ITEM 77C

The shareholders of the MFS Growth Portfolio (the "Growth Portfolio"), a series of MFS Variable Insurance Trust II (the "Trust"), held a special meeting of shareholders on August 9, 2012. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization (the "Agreement") by and between the Trust, on behalf of the Growth Portfolio, and MFS Variable Insurance Trust, a Massachusetts business trust, on behalf of its MFS Growth Series (the "Growth Series"), providing for the transfer of assets to and the assumption of liabilities of the Growth Portfolio by the Growth Series in exchange solely for shares of beneficial interest of the Growth Series, and the distribution of the Growth Series shares to the shareholders of the Growth Portfolio in complete liquidation and termination of the Growth Portfolio.


-------------------------------------------------------------------------
|            |Number of Shares|% of Outstanding Shares|% of Shares Voted|
|            |     Voted      |                       |                 |
-------------------------------------------------------------------------
|Affirmative |   5,627,583.869|                87.979%|          87.979%|
-------------------------------------------------------------------------
|Against     |     237,685.148|                 3.716%|           3.716%|
-------------------------------------------------------------------------
|Abstain     |     531,223.083|                 8.305%|           8.305%|
-------------------------------------------------------------------------
|Brk Non-Vote|          0.0000|                 0.000%|           0.000%|
-------------------------------------------------------------------------
|TOTAL       |   6,396,492.100|                100.00%|         100.000%|
-------------------------------------------------------------------------

The shareholders of the MFS Mid Cap Growth Portfolio (the "Mid Cap Growth Portfolio"), a series of the Trust, held a special meeting of shareholders on August 9, 2012. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To consider and act upon a proposal to approve an Agreement and Plan of Reorganization (the "Plan") by and between the Trust, on behalf of the Mid Cap Growth Portfolio and MFS Variable Insurance Trust, a Massachusetts business trust on behalf of MFS Mid Cap Growth Series (the "Mid Cap Growth Series"), providing for the transfer of assets to and the assumption of liabilities of the Mid Cap Growth Portfolio by the Mid Cap Growth Series in exchange solely for shares of beneficial interest of the Mid Cap Growth Series, and the distribution of the Mid Cap Growth Series shares to the shareholders of the Mid Cap Growth Portfolio in complete liquidation and termination of the Mid Cap Growth Portfolio.


-------------------------------------------------------------------------
|            |Number of Shares|% of Outstanding Shares|% of Shares Voted|
|            |     Voted      |                       |                 |
-------------------------------------------------------------------------
|Affirmative |   4,232,485.948|                84.244%|          84.244%|
-------------------------------------------------------------------------
|Against     |     207,592.351|                 4.132%|           4.132%|
-------------------------------------------------------------------------
|Abstain     |     583,976.457|                11.624%|          11.624%|
-------------------------------------------------------------------------
|Brk Non-Vote|          0.0000|                 0.000%|           0.000%|
-------------------------------------------------------------------------
|TOTAL       |   5,024,054.756|                100.00%|         100.000%|
-------------------------------------------------------------------------